   As filed with the Securities and Exchange Commission on September 30, 1999
                                            Registration No. 333-
                                                                  -------------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -----------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  -----------

                             DAVE & BUSTER'S, INC.
             (Exact name of registrant as specified in its charter)

            MISSOURI                                         45-1532756
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)


                               2481 MANANA DRIVE
                              DALLAS, TEXAS 75220
                    (Address of Principal Executive Offices)

                            DAVE & BUSTER'S EMPLOYEE
                              401(k) SAVINGS PLAN
                            (Full title of the plan)

                                  -----------

       Alan L. Murray                    Copy to:     T. Mark Edwards
       Vice President,                            Gardere & Wynne, L.L.P.
General Counsel and Secretary                         1601 Elm Street
      2481 Manana Drive                                 Suite 3000
     Dallas, Texas 75220                           Dallas, Texas  75201
       (214) 357-9588                                 (214) 999-4654

          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM
          TITLE OF SECURITIES                AMOUNT TO BE        OFFERING PRICE PER    AGGREGATE OFFERING          AMOUNT OF
           TO BE REGISTERED                 REGISTERED (1)              SHARE               PRICE (1)          REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value                100,000 shares(2)         $11.812             $1,181,200             $328.37
================================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the Plan by reason of any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Registrant. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Calculated pursuant to Rule 457(h), based on the average of the high and low prices for the Common Stock on September 24, 1999, as reported on the New York Stock Exchange, Inc.
================================================================================

                                     PART I

               INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

       *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

       The following documents filed by Dave & Buster's, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement.

       (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-25858);

       (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since January 31, 1999; and

       (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on May 14, 1999, including any amendments or reports filed for the purpose of updating such description.

       In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Generally, under Missouri law, a corporation may indemnify a director or officer against expenses (including attorneys' fees), judgments, fines and settlement payments actually and reasonably incurred in connection with an action, suit or proceeding (other than by or in the right of the corporation) to which he is made a party by virtue of his service to the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. With respect to an action or suit by or in the right of a corporation, the corporation may generally indemnify a director or officer against expenses and settlement payments actually and reasonably incurred if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted, unless a court otherwise determines it proper, to the extent such person is found liable for negligence or misconduct. Missouri law further states that a corporation shall indemnify a director or officer against expenses actually and reasonably incurred in any of the above actions, suits or proceedings to the extent such person is successful on the merits or otherwise in defense of the same.

       Missouri law generally grants a corporation the power to adopt broad indemnification provisions with respect to its directors and officers, but it places certain restrictions on a corporation's ability to indemnify its officers and directors against conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have involved willful misconduct.

       Article Eleven of the Registrant's Articles eliminates, to the fullest extent permissible under the corporation laws of the State of Missouri, the liability of directors to the Registrant and the stockholders for monetary damages for breach of fiduciary duty as a director. Such provisions further provide that indemnification of directors and officers shall be provided to the fullest extent permitted under Missouri law. The Registrant also maintains a directors' and officers' liability insurance policy insuring directors and officers of the Registrant for up to $10.0 million of covered losses as defined in the policy. The Registrant has also entered into indemnity agreements with its executive officers and directors which generally provide for indemnification for such individuals to the fullest extent provided by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

        4.1    Dave & Buster's Employee 401(k) Savings Plan

       23.1    Consent of Ernst & Young LLP

       24.1 Power of Attorney (set forth on the signature pages of this Registration Statement)

       In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, or an Internal Revenue Service determination letter that the Plan as amended and restated is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
      Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 30, 1999.

                                    DAVE & BUSTER'S, INC.
                                    (Registrant)


                                    By:  /s/ DAVID O. CORRIVEAU
                                         --------------------------------------
                                         David O. Corriveau, Co-Chairman of the
                                         Board, Co-Chief Executive Officer and
                                         President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears in this Registration Statement in any capacity hereby constitutes and appoints David O. Corriveau and Alan L. Murray and each of them (with full power in each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with the Securities and Exchange Commission, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or desirable.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 1999.

      Name                                                    Title
      ----                                                    -----
/s/ DAVID O. CORRIVEAU                                 Co-Chairman of the Board, Co-Chief Executive Officer,
- ------------------------------------------             President and Director
David O. Corriveau                                     (Principal Executive Officer)

/s/ JAMES W. CORLEY                                    Co-Chairman of the Board, Co-Chief Executive Officer,
- ------------------------------------------             Chief Operating Officer and Director
James W. Corley


/s/ CHARLES MICHEL                                     Vice President and  Chief Financial Officer
- ------------------------------------------             (Principal Financial and Accounting Officer)
Charles Michel


/s/ ALLEN J. BERNSTEIN                                 Director
- ------------------------------------------
Allen J. Bernstein


                                                       Director
- ------------------------------------------
Peter A. Edison


/s/ BRUCE H. HALLETT                                   Director
- ------------------------------------------
Bruce H. Hallett

/s/ WALTER S. HENRION                                  Director
- ------------------------------------------
Walter S. Henrion


/s/ MARK A. LEVY                                       Director
- ------------------------------------------
Mark A. Levy


                                                       Director
- ------------------------------------------
Christopher C. Maguire


- ------------------------------------------             Director
Mark B. Vittert

                               INDEX TO EXHIBITS

Exhibit
Number             Description
- -------            -----------
   4.1      Dave & Buster's Employee 401(k) Savings Plan

  23.1      Consent of Ernst & Young LLP

  24.1 Power of Attorney (set forth on the signature pages of this Registration Statement)